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                                                                   EXHIBIT 99(1)


                             HARRAH'S ENTERTAINMENT
                        CALLS PLAYERS INTERNATIONAL NOTES
                                 FOR REDEMPTION

            LAS VEGAS, May 30, 2000 -- Harrah's Entertainment, Inc. (NYSE: HET) said its Players International, Inc. subsidiary has called for redemption of all $147.7 million of its 10 7/8 percent Senior Notes due 2005 on June 30, 2000.

            The call price is 104.078 percent of the principal amount plus accrued and unpaid interest on the notes to the redemption date. First Union National Bank is the trustee for the notes and the paying agent.

            Founded more than 60 years ago, Harrah's Entertainment, Inc. is the most recognized and respected name in the casino entertainment industry, operating 21 casinos in 17 markets in the United States under the Harrah's, Showboat, Rio and Players brand names. With a combined database of more than 19 million players, Harrah's is focused on building loyalty and value with its targeted customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.
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